Exhibit 99.1

Myseum.AI Partners with Non-Profit Organizations to Launch New User Acquisition Platform for its Picture Party Platform

Partner Organizations including Regional Affiliates of Special Olympics, YMCA, Junior Achievement, Coaches Across America, Learn Fresh, Kaboom and 28 others that have an Estimated Reach of over 1.6 Million Members and Supporters

NEW BRUNSWICK, N.J., Aug. 11, 2026 (GLOBE NEWSWIRE) – Myseum.AI, Inc. (Nasdaq: MYSE) ("Myseum.AI" or the "Company"), a privacy-first agentic AI and social media technology company, today announced that it has launched a new active user acquisition platform that partners with mission-driven non-profit organizations to introduce Picture Party, the Company's private, group-based photo and video sharing platform, to their members, volunteers, families, and supporters nationwide.

Through the new platform, participating non-profit organizations including regional affiliates of Special Olympics, YMCA, Junior Achievement, Coaches Across America, Learn Fresh, KABOOM! and 28 additional partners will invite their communities to create and join Picture Party groups to privately capture, share, and preserve the moments that matter most, from game days and volunteer events to fundraisers, camps, and community programs. Collectively, the initial partner organizations represent an estimated reach of more than 1.6 million members and supporters.

The program is designed as a mutually beneficial partnership model. Non-profit partners receive a turnkey engagement tool that strengthens their communities and keeps memories within a safe, private environment, while Myseum.AI gains a scalable, lower-cost channel for acquiring engaged, active users. As part of the program, non-profit partners will receive a donation of up to $2.00 for each unique member that joins their fundraiser's Picture Party and will earn up to 15% of the revenue generated through the sale of in-app purchases and products within their communities, creating a new, recurring fundraising stream that grows alongside member engagement. Unlike traditional fundraisers, the program requires no selling and no out-of-pocket cost: members don't have to buy or sell anything to support their organization. Simply joining and sharing memories in a Picture Party generates donations, making it one of the easiest fundraisers a non-profit can run.

"User growth and revenue growth are our top priorities, and this platform is built to drive both at the same time," said Darin Myman, CEO of Myseum.AI. "By partnering with trusted non-profit organizations that collectively reach more than 1.6 million members and supporters, we gain a scalable, cost-efficient path to acquiring engaged, active users, while every new member and every in-app purchase directly support a great cause. It's a model where our growth and our partners' fundraising success go hand in hand, and we believe it can become a meaningful driver of both user acquisition and revenue for the Company."

Unlike traditional social media, Picture Party is built privacy-first: content is shared only within invited groups, is never sold to advertisers or used to train third-party models and gives organizations and families full control over who sees their photos and videos. The Company's agentic AI technology planned to launch later this year will help groups automatically organize, curate, and relive their shared memories.

The user acquisition platform is launching immediately with the initial 34 partner organizations, and the Company expects to add additional non-profit partners throughout the remainder of 2026. For more information about using Picture Party for your fundraiser, visit www.pictureparty.com/fundraiser.

About Myseum.AI, Inc.

Myseum.AI (formerly DatChat Inc.) is a privacy-focused AI and social media technology company developing innovative platforms for secure digital sharing and storage. Its flagship platform, Picture Party, is a next-generation patented instant social networking experience designed to make it easier, more fun and private to share. The platform enables users to create curated albums, build encrypted galleries with controlled access, personalize their content feeds, and organize collections within a broader digital ecosystem. Picture Party by Myseum is currently available at the iOS App Store and Google Play, with a desktop version expected later this year. For more information, visit myseum.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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